Exhibit 10.1

UNITED CANNABIS CORPORATION

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is made as of December 11, 2015 by and between United Cannabis Corporation, a Colorado corporation (the “Debtor”), in favor of Tangiers Investment Group, LLC, a Delaware limited liability company (the “Secured Party”).

RECITALS

1.

The Debtor and the Secured Party are parties to a Convertible Debenture made as of December 9, 2015 (the “Purchase Agreement”) pursuant to which the Secured Party sold to the Debtor a convertible promissory note in the stated original principal amount of $500,000 (the “Note”).

2.

The Secured Party upon execution of the Purchase Agreement provided the Debtor with $220,000 pursuant to the terms of the Purchase Agreement and the Note.

3.

The parties now wish to document their intention that the Debtor’s obligations to repay the Note be secured by certain assets of the Debtor.

AGREEMENT

In consideration of the Additional Loan Proceeds to be made by the Secured Party upon execution hereof and subject to the terms and conditions hereof and for other good and valuable consideration, the Debtor hereby agrees with the Secured Party as follows:

1. Grant of Security Interest.  To secure the Debtor’s full and timely performance of all of the Debtor’s obligations and liabilities to the Secured Party pursuant to the Purchase Agreement and the Note (including, without limitation, Debtor’s obligation to timely pay the principal amount of, and interest on, the Note) (the “Obligations”), the Debtor hereby grants to the Secured Party a continuing security interest (the “Security Interest”) in and to all of the property described on Exhibit A to this Agreement (the “Collateral”).  The Security Interest shall be a first and prior security interest in all of the Collateral.

2. Covenants.  The Debtor covenants and agrees with the Secured Party that, from and after the date of this Agreement until the Obligations are paid in full:

(a) Other Liens.  Except for the Security Interest, the Debtor is the owner of the Collateral and will be the owner of the Collateral hereafter acquired free from any adverse lien, security interest or encumbrance (other than Permitted Liens), and the Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.  “Permitted Liens” means (i) liens for taxes or other governmental charges not at the time delinquent or that are being contested in good faith appropriately reserved for in accordance with GAAP; (ii) statutory liens of carriers, warehousemen, mechanics, materialmen, and vendors arising by operation of law for sums not overdue; (iii) non-exclusive licenses and sublicenses granted in the ordinary course of the Company’s business and any interest or title of a licensor or under any license or sublicense;  (iv) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (v) customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where the Debtor maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business; and (vi) any liens existing on the date of this Security Agreement as set forth on the schedule attached to this Agreement as Exhibit B.

(b) Further Documentation.  At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation: (i) filing with the Department of Motor Vehicles any mortgage or other instrument that the Secured Party deems necessary to evidence, secure and perfect the Secure Party’s security interest in the Collateral; and (ii) filing any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens created hereby.  The Debtor also hereby authorizes the Secured Party to file any such mortgage, other instrument, financing statement or continuation statement without the signature of the Debtor to the extent permitted by applicable law.  A reproduction of this Agreement shall be sufficient as a financing statement or as exhibit to a financing statement on form UCC-1 for filing in any jurisdiction.

(c) Indemnification.  The Debtor agrees to defend, indemnify and hold harmless the Secured Party against any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses): (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any governmental authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement, in each case other than any liabilities, costs and expenses caused by the Secured Party’s willful misconduct or breach of this Agreement.

(d) Maintenance of Records.  The Debtor will keep and maintain at its own cost and expense reasonably satisfactory and materially complete records of the Collateral.

(e) Inspection Rights.  The Secured Party shall have full access during normal business hours, and upon reasonable prior notice, but not more than four (4) times in any 12-month period unless an Event of Default has occurred, to all the books, correspondence and other records of the Debtor relating to the Collateral, and the Secured Party or its representatives may examine such equipment and such records and make photocopies or otherwise take extracts from such records.  The Debtor agrees to render to the Secured Party, at the Debtor’s expense, such clerical and other assistance as may be reasonably requested with regard to the exercise of its rights pursuant to this paragraph.

(f) Compliance with Laws, etc.  The Debtor will comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to any part of the Collateral or to the operation of the Debtor’s business; provided, however, that the Debtor may contest any such law, rule, regulation or order in any reasonable manner which does not, in the reasonable opinion of the Debtor, adversely affect the Secured Party’s rights or the priority of their liens on the Collateral.

(g) Payment of Obligations.  The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or with respect to any of its income or profits derived from the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity of such charge is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest in the Collateral and (iii) such charge is adequately reserved against on the Debtor’s books in accordance with generally accepted accounting principles.

(h) Limitation on Liens on Collateral.  The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the Collateral, other than the Security Interest and Permitted Liens, and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all other persons.

(i) Limitations on Dispositions of Collateral.  The Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral or any portion thereof, or attempt, offer or contract to do so (collectively, a “Transfer”).

(j) Further Identification of Collateral.  The Debtor will furnish to the Secured Party from time to time documentation and schedules further identifying and describing the Collateral, the location of the Collateral and such other reports in connection with the use of the Collateral as the Secured Party may reasonably request, all in reasonable detail.

3. Secured Party’s Appointment as Attorney-in-Fact.

(a) Powers.  The Debtor hereby appoints the Secured Party, and any officer or agent of the Secured Party, with full power of substitution, as its attorneyinfact with full irrevocable power and authority in the place of the Debtor and in the name of the Debtor or in their own name, from time to time in the Secured Party’s discretion so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any instrument which may be necessary or desirable to accomplish the purposes of this Agreement.  Without limiting the foregoing, so long as an Event of Default has occurred and is continuing, the Secured Party shall have the right, without notice to, or the consent of, the Debtor, to do any of the following on the Debtor’s behalf:

(i) to pay or discharge any taxes or liens levied or placed on or threatened against the Collateral;

(ii) to direct any party liable for any payment under any of the Collateral to make payment of any and all amounts due or to become due thereunder directly to the Secured Party or as the Secured Party directs;

(iii) to ask for or demand, collect, and receive payment of and receipt for, any payments due or to become due at any time in respect of or arising out of any Collateral;

(iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;

(v) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral;

(vi) to settle, compromise or adjust any suit, action or proceeding described in subsection (v) above and, to give such discharges or releases in connection therewith as the Secured Party may deem appropriate;

(vii) to assign any patent right included in the Collateral of Debtor (along with the goodwill of the business to which any such patent right pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Party shall in their sole discretion determine; and

(viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral, and to take, at the Secured Party’s option and the Debtor’s expense, any actions which the Secured Parties deem necessary to protect, preserve or realize upon the Collateral and the Secured Party’s liens on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if the Secured Parties were the absolute owner of the Collateral for all purposes.

The Debtor hereby ratifies whatever actions the Secured Party shall lawfully do or cause to be done in accordance with this Section 4.  This power of attorney shall be a power coupled with an interest and shall be irrevocable.

(b) No Duty on Secured Parties’ Part.  The powers conferred on the Secured Party by this Section 3 are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon them to exercise any such powers.  The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Secured Party nor any of its officers, directors, employees or agents shall, in the absence of willful misconduct or gross negligence, be responsible to the Debtor for any act or failure to act pursuant to this Section 3.

4. Performance by Secured Parties of Debtor’s Obligations.  If the Debtor fails to perform or comply with any of its agreements or covenants contained in this Agreement and the Secured Party, after giving notice of its intention to do so to the Debtor, perform or comply, or otherwise cause performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the reasonable expenses of the Secured Parties incurred in connection with such performance or compliance shall be payable by the Debtor to the Secured Parties on demand and shall constitute Obligations secured by this Agreement.

5. Remedies.  If an Event of Default has occurred and is continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code, as amended from time to time (the “Code”).  Without limiting the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Debtor or any other person (all of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon any or all of the Collateral, and/or may sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as the Secured Party may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk.  The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby waived or released.  The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable expenses incurred therein or connection with the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses) to the payment in whole or in part of the Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, need the Secured Party account for the surplus, if any, to the Debtor.  To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by the Secured Party of any of their rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.  The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

6. Limitation on Duties Regarding Preservation of Collateral.  The sole duty of a Secured Party with respect to the custody, safekeeping and preservation of the Collateral shall be to deal with it in the same manner as such Secured Party deals with similar property for its own account.  Neither the Secured Parties nor any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

7. Powers Coupled with an Interest.  All authorizations and agencies contained in this Agreement with respect the Collateral are irrevocable and powers coupled with an interest.

8. No Waiver; Cumulative Remedies.  The Secured Party shall not by any act (except by a written instrument pursuant to Section 10(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Notes or in any breach of any of the terms and conditions of this Agreement.  No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Secured Party of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any subsequent occasion.  The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

9. Miscellaneous.

(a) Amendments and Waivers.  Any term of this Agreement may be amended with the written consent of the Debtor and of the Secured Party.  Any amendment or waiver effected in accordance with this Section  9(a) shall be binding upon the parties and their respective successors and assigns.

(b) Transfer; Successors and Assigns.  The terms and conditions of this Agreement shall be binding upon the Debtor and its successors and assigns and inure to the benefit of each Secured Party and its successors and assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Governing Law; Venue.  This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and performed entirely within California.  THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.  The Parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City of San Diego, State of California. By its execution hereof, the Parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the State of California, in the City of San Diego and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in the State of Calfiornia. The Parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the Party prevailing therein shall be entitled to payment from the other Party hereto of its reasonable counsel fees and disbursements.

(c) Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d) Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent:

if to the Debtor, at:

United Cannabis Corporation

1600

Adway, Suite 1600

Denver, CO 80202

Email:

if to the Secured Party:

Tangiers Investment Group, LLC

2251 San Diego Ave. #B150

San Diego, CA 92110

Email: admin@tangierscapital.com

or at such other address or electronic mail address as the Company or such Secured Party may designate by ten (10) days advance written notice to the other parties hereto.

(f) Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Entire Agreement.  This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof as a complete and final integration hereof, and any and all other written or oral agreements existing between the parties hereto concerning such subject matter are expressly canceled.

The Debtor and Secured Party have caused this Security Agreement to be duly executed and delivered as of the date first above written.

DEBTOR:

UNITED CANNABIS CORPORATION

By: /s/ Chad Ruby

Name:  Chad Ruby

Title:  COO

SECURED PARTY:

TANGIERS INVESTMENT GROUP, LLC

By: /s/ Justin Ederle

Name:   Justin Ederle

Title: Managing Member

EXHIBIT A

DESCRIPTION OF COLLATERAL

The Collateral shall consist of the following equipment identified further below (the “Equipment”):

(a)

All goods and equipment now owned or hereafter acquired related to the Equipment, including without limitation, all machinery, fixtures, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located, whether presently existing or hereafter created, written, produced or acquired, including, but not limited to:

(b)

All now existing and hereafter arising accounts, accounts receivable, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of the Equipment, and any and all insurance proceeds related to the Equipment;

(c)

All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Debtor’s books relating to the foregoing;

(d)

Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

EQUIPMENT:

DESCRIPTION & VALUE 2x Band Sealers - $60,000 Laboratory Glass - $15,000 2X Capsule Filler - $3,390 Truck-TBD ($5-10K) Trailer-TBD ($5-10-K)	LOCATION Harborside Wellness, Oakland Harborside Wellness, Oakland Harborside Wellness, Oakland Harborside Wellness, Oakland Harborside Wellness, Oakland

EXHIBIT B

Permitted Liens

Items Named below:

DESCRIPTION & VALUE 2x Band Sealers - $60,000 Laboratory Glass - $15,000 2X Capsule Filler - $3,390 Truck-TBD ($5-10K) Trailer-TBD ($5-10-K)	LOCATION Harborside Wellness, Oakland Harborside Wellness, Oakland Harborside Wellness, Oakland Harborside Wellness, Oakland Harborside Wellness, Oakland